EXHIBIT 10.2

SONICWALL, INC.

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the SonicWALL, Inc. 1998 Stock Option Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

1. Grant of Option.

The Board hereby grants to the Optionee (the “Optionee”) named in the Grant Agreement section of this website (the “Grant Agreement”) to which this Option Agreement is attached, an option (the “Option”) to purchase the number of Shares set forth in the Grant Agreement, at the exercise price per share set forth in the Grant Agreement (the “Exercise Price”), subject to the terms and conditions of the Plan (which is incorporated herein by reference) and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Grant Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Grant Agreement and the applicable provisions of the Plan and this Option Agreement, subject to Optionee’s Continuous Employment on each vesting date.

(b) Post-Termination Exercise Period.

(i) Normal Termination. If Optionee’s service as a Consultant ceases, or, except as specified in Sections 2(b) and (c) below, if Optionee’s Continuous Employment ceases, this Option may be exercised, but only to the extent vested on the date of such cessation of Continuous Employment or service as a Consultant, until the earlier of (i) three months after the date upon which Optionee ceases his or her Continuous Employment or service as a Consultant, or (ii) the original ten-year Option term.

(ii) Death. If Optionee’s Continuous Employment ceases upon Optionee’s death or within the 90-day period preceding Employee’s death, this Option may be exercised, but only to the extent vested on the date of such cessation of Continuous Employment, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, until the end of the original ten-year Option term.

(iii) Disability. If Optionee’s Continuous Employment ceases upon Optionee’s Disability (as defined in the next sentence) or within the 90-day period preceding Employee’s Disability, this Option may be exercised, but only to the extent vested on the date of such cessation of Continuous Employment, until the earlier of (i) six months after the date upon which Optionee ceases his or her Continuous Employment, or (ii) the original ten-year Option term. For the purposes of this Agreement, “Disability” means the Optionee has been unable to perform with reasonable accommodation his or her duties with the Company as the result of Optionee’s incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

(c) Leave of Absence. If you are granted a leave of absence, you shall be deemed to be in the employ of the Company, except that you may not exercise an option during such leave of absence, unless otherwise required by applicable laws or as permitted by the Committee.

(d) Method of Exercise. This option may be exercised with respect to all or any part of any vested Shares by giving the Company, Smith Barney, or any successor third-party stock option plan administrator designated by the Company written or electronic notice of such exercise, in the form designated by the Company or the Company’s designated third-party stock option plan administrator, specifying the number of shares as to which this option is exercised and accompanied by payment of the aggregate Exercise Price as to all exercised shares.

This Option shall be deemed to be exercised upon receipt by the Company, Smith Barney, or any successor third-party stock option plan administrator designated by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the exercised shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such exercised shares.

(e) Payment of Exercise Price. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash; or

(ii) check; or

(iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

3. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.

The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Term of Option.

This Option may be exercised only within the term set out in the Grant Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

5. Tax Consequences.

Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee and immediately thereafter becomes a Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

(b) Disposition of Shares.

(i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(iii) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

6. Entire Agreement; Governing Law.

The Plan and Grant Agreement are incorporated herein by reference. The Plan, Grant Agreement and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

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